Exhibit 99.2

Foundation HealthCare, Inc.

Fourth Quarter 2014 Financial Results Conference Call and Webcast

February 25, 2015

C O R P O R A T E   P A R T I C I P A N T S

Casey Stegman, Investor Relations

Stanton Nelson, Chief Executive Officer

Hubert King, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Dan Trang, Stonegate Capital Partners

Alex Silverman, Special Situations Fund

P R E S E N T A T I O N

Operator:

Good morning and welcome to the Foundation Healthcare Fourth Quarter 2014 Financial Results Conference Call and Webcast.  All participants will be in a listen-only mode.  Should you need assistance, please signal a conference specialist by pressing the star key, followed by zero.  After today’s presentation there’ll be an opportunity to ask questions.  To ask a question, you may press star, then one, on a touch-tone phone.  To withdraw your question, please press star, and then two.  Please note this event is being recorded.

I would now like to turn the conference over to Casey Stegman, Investor Relations.  Please go ahead.

Casey Stegman:

Thanks, Emily.  Good morning, everyone and thank you for participating in today’s conference call to discuss Foundation Healthcare’s financial results for the fourth quarter and full fiscal year 2014.  The purpose of this call is to review the Company’s financial results for the quarter, as well as provide you with some additional color on the business.  Joining us on the call today are Foundation Healthcare’s CEO, Mr. Stanton Nelson, as well as Foundation CFO, Hugh King.  Following the prepared remarks, we will open the call for questions.

Before we begin the conference today, I would like to take a moment to read the Company’s Safe Harbor Statement.  Statements made during this call today include forward-looking statements that are based on the Company’s current expectations, forecasts, and assumptions.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations, forecasts and assumptions.  These risks and uncertainties include risks that the Company is unable to maintain enough liquidity to execute its business plan, continue as a going concern, risks and uncertainties not in control of the company, including, without limitation, the current economic climate and other risks and uncertainties enumerated and described in the Company’s annual report on Form 10-K for the year ended December 31st, 2013, and other filings with the Securities and Exchange Commission which are available on the company—SEC website at www.sec.gov.

With that, I’d like to turn the call over to Foundation`s CEO, Stanton Nelson.  Stanton?

Stanton Nelson:

Thank you, Casey, and good morning and thank you for joining the call.  Today we will discuss the fourth quarter and year-end results of 2014.  Once again, our team is very excited about our financial performance this quarter.  Hugh will go over in detail but to highlight, we had a very strong net revenue growth at our majority owned hospitals as we saw nearly 20% year-over-year growth.

Adjusted EBITDA grew by 31% to 4.5 million year-over-year and for the second consecutive quarter we produced net income to our common shareholders.  In the fourth quarter, Foundation produced 1.3 million of net income, or $0.06 per share.  We are off to a positive start in 2015 and are hopeful those trends will continue.

Let me spend a few minutes discussing clinical operations at our hospitals.  Patient care and safety is always the number one priority at our hospitals.  I continue to be so impressed with our clinical teams as this quarter we had a 96% patient satisfaction score; 0% medication errors, falls, or wrong side surgery; and our infection rate was 0.01% overall.  We commend our clinical teams for their hard work and dedication to achieve these outstanding results.

As of December 31st, Foundation owns 10 surgery centers and four surgical hospitals.  Currently we have two hospitals in San Antonio and El Paso, Texas in which we own 51 and 54%, respectively, while the balance of our assets are minority owned, ranging from 10 to 32% in ownership.  Our business model is straight forward as ideally we want to own at a minimum of 51% of each surgical hospital with the balance being owned by our physician partners.  Once we enter into a market, we then look to expand our ecosystem by seeking ancillary service opportunities including out-patient surgery centers, imaging facilities, laboratory, pain management and other services that complement our surgical hospital.

As I’ve mentioned on our past calls, one of the challenges we faced in the beginning of 2014 was financially turning around our hospital in El Paso.  I’m happy to report El Paso produced 2.5 million of EBITDA in the fourth quarter and also contributed net income for the second consecutive quarter.  We continue to be pleased with the financial outcomes in El Paso and look forward to these trends continuing in 2015.

Lastly, let me update you on three main objectives I spoke about on previous calls.  The first objective was to refinance our debt.  As you know, we were successful in refinancing our debt which caused interest expense in 2014 to drop by 23% compared to 2013.

The second objective was to grow organically at our two majority owned hospitals.  We have made great strides in the fourth quarter as we grew revenue by 20% and Adjusted EBITDA growth of 31% compared to last year.

The third objective is to look at our—look at strategic options for minority owned assets.  As I mentioned, Foundation would like to own consolidating interest in these assets, and if not possible, we will explore other options for these assets.  However, we will be selective as these assets continue to perform and are accretive to our company.

As we closed out 2014 on a strong operational note, 2015 will be a very important year for Foundation.  Our plans are to be acquisitive in 2015 as we consider acquiring more hospitals to continue building out our platform.  As we do this we will gain operational efficiencies, which we believe will increase our profit margins.

I will now turn the call over to Hugh King to discuss our financials for the fourth quarter and year-end.  Hugh?

Hubert King:

Thank you, Stanton, and good morning everyone.  For the fourth quarter ended December 31, 2014 net revenues and income from affiliates were 31.1 million.  That’s an increase of 20% from the 26 million reported in the fourth quarter of 2013.  Our net revenues are comprised primarily of patient services revenues at our hospitals in San Antonio and El Paso and management fees from hospitals and ambulatory surgery centers that we manage.  During the fourth quarter we also reported $897,000 in income from minority investments in ASCs and two surgical hospitals.  Revenues from patient services increased 19% to 27.8 million during the fourth quarter of 2014 compared to 23.3 million in the year ago quarter.  The increase was primarily due to increases in ancillary service revenues such as laboratory and pharmacy at our El Paso hospital.

Operating expenses for the fourth quarter of 2014 were 28.5 million compared to 26.9 million in the fourth quarter of 2013.  However, the fourth quarter of 2013 included a one-time goodwill impairment charge of $1 million resulting from the Graymark transaction, and a one-time charge of 1.6 million for the impairment in equity related to the sale of an investment in an ambulatory surgery center.  If we exclude these impairment charges, operating expenses for the fourth quarter of 2013 were 24.2 million compared to 28.5 million in the fourth quarter of 2014.  This $4.3 million increase is primarily due to increased purchase services expenses directly related to the growth in ancillary services revenues.  Foundation is reporting its best quarter since the Graymark transaction over 18 months ago.

Net income for the fourth quarter of 2014 was 3.1 million with income attributable to Foundation common stock of 1.5 million compared to a loss of 700,000 in the fourth quarter of 2013 and a net loss attributable to Foundation common stock of 3.8 million.

Adjusted EBITDA from continuing operations in the fourth quarter of 2014 was 4.5 million compared to 3.4 million in the year ago quarter; a 31% increase in Adjusted EBITDA.

Moving to the balance sheet, at December 31 cash and cash equivalents totaled 2.9 million compared to 3.6 million at September 30, 2014.

Moving to annual results, net revenues and income from affiliates for 2014 were 104.3 million, an increase of 12% from the 93.1 million we reported in 2013.  Net revenues from patient services in 2014 totaled 90.6 million, an increase of 18% from the 77 million reported in 2013.  As with the fourth quarter, this increase was primarily due to increases in ancillary service revenues such as laboratory and pharmacy at our El Paso hospital.

Operating expenses for 2014 were $101.2 million compared to 112.6 million in 2013.  However, the 2013 operating expenses also included a one-time goodwill impairment charge of 21.9 million resulting from the Graymark transaction and a one-time charge of 1.6 million for the impairment in equity related to the sale of the ambulatory surgery center.  If we exclude these impairment charges, operating expenses for 2013 were 89.1 million compared to 101.2 million for 2014.  This $12.1 million increase is primarily due to increased purchase service expenses related to the growth in ancillary service revenues and routine increases in salaries and supplies expenses.

As Stanton mentioned, we refinanced a significant portion of our debt on June 30th of 2014, which resulted in a 24% reduction in interest expense from the 2014 numbers.

Net income for 2014 was 2.5 million, with net loss attributable to Foundation common stock of $2 million compared to a net loss of 15.1 million in 2013 and a net loss attributable to Foundation common stock of 20.4 million.

Adjusted EBITDA from continuing operations for 2014 was 10.4 million compared to 9.4 million in 2013, an 11% increase in Adjusted EBITDA.

Stanton, I’ll turn it back over to you.

Stanton Nelson:

Thank you.  Operator, I think we’re ready for questions.

Operator:

Thank you.  We will now begin the question and answer session.  To ask a question, you may press star, then one, on your touch-tone phone.  If you’re using a speaker phone, please pick up your handset before pressing the keys.  To withdraw your question, please press star, and then two.  At this time we’ll pause momentarily to assemble our roster.

Our first question is from Dan Trang of Stonegate Capital Partners.  Please go ahead.

Dan Trang:

Hi, Stanton.  Hi, Hugh.  Congrats on a strong quarter.

Stanton Nelson:

Thank you.

Dan Trang:

Thanks for taking my question.

Stanton Nelson:

You bet.  Thank you, Dan.

Dan Trang:

Kind of a question about the ancillary services in the respective markets of El Paso and San Antonio; I’m wondering how much of your potential you’ve reached in those respective markets?

Stanton Nelson:

Well, good question.  We—you know, we really haven’t even reached near capacity.  In fact, we continue to look for ancillary opportunities to build out and build on the success in El Paso.  San Antonio is such a growing market.  It’s almost unlimited, the opportunities that we could find in San Antonio, so very optimistic about building out that ecosystem like we talked about.  So, you know, 2015 will be a good year for us as we continue to build out our ancillary opportunities.

Dan Trang:

Can you provide any additional color?  Maybe be it imaging, or is it diagnostic testing, or what you’re looking at in each respective market.

Stanton Nelson:

Yes.  So, you know, in both markets we’ll be looking for outpatient surgery centers because currently today we do not have outpatient surgery centers in either one of those markets for—largely because of a non-compete that we signed previously, but those expire—already expired in San Antonio and will expire in early 2016 in El Paso.  So, that’s probably the biggest ancillary that we’ll be looking for and beyond that, you know, imaging opportunities, as I mentioned, pain management.  We did open a toxicology lab in El Paso.  We’ll be looking for an opportunity similar to that in San Antonio.  So, again, we believe that, you know, 2015 we’ll continue to expand in those markets.

Dan Trang:

Okay and just one additional question on that topic.  The outpatient surgery centers, if you were to add that on as an ancillary service, they bill at the same rate as the hospitals you have in that, so the same procedure done at one of those centers would be billed at the same amount.  Am I correct?

Stanton Nelson:

That’s correct.  It’s under hospital outpatient department.  The requirement is obviously in the state of Texas it has to be within 30 miles of our main campus and—but you are correct.  It would be billed as—under hospital rates.

Dan Trang:

Okay, so Texas is 30 miles.  What’s the variability as far as other targets that you’re looking at?  I know you’re only in El Paso and San Antonio now, but I know that you’ve looked at other opportunities in other places.

Stanton Nelson:

Yes.  It’s state-by-state, but generally speaking it’s 35 miles—the CMS rule is 35 miles.

Dan Trang:

Okay, CMS is 35.

Stanton Nelson:

The Medicare rule.

Dan Trang:

Yes, and one last question.  When—kind of when you’re measuring patient satisfaction, I know 96% is high so I guess I’ll be nitpicking.  I’ll ask about the 4%.  What has kind of been the feedback as far as that 4% and why they weren’t—they kind of didn’t reach the threshold of the rest of the 96%?

Stanton Nelson:

Well, we obviously strive for 100%, but there’s things that happen that we receive responses back that patients aren’t satisfied.  It’s very rare, as you can see.  A 96% patient satisfaction score is tremendous, but from time-to-time you do see that patient that you try to satisfy and you just can’t.

Hubert King:

I would also add that those surveys are mandated by the federal government and they’re a set of standardized questions and to get high patient service scores they’re rated on a scale of one to 10.  So, we might have a patient that rated us as a seven, but that doesn’t qualify into that patient satisfaction number.  So, it doesn’t necessarily mean that they were dissatisfied.  It just means that they weren’t at the highest level of satisfaction.

Dan Trang:

Okay, all right.  Thank you for that color; appreciate it.

Stanton Nelson:

Thank you, Dan.

Operator:

As a reminder, if you’d like to ask a question, please press star, and then one.

Our next question is from Alex Silverman of Special Situations Fund.  Please go ahead.

Alex Silverman:

Good morning gentlemen.  How are you?

Stanton Nelson:

Good morning.

Hubert King:

Good morning, Alex.

Alex Silverman:

A couple of quick questions; on the earnings and affiliates up strong sequentially.  Can you walk us through just briefly what happened there?

Hubert King:

Well, the—as you know earnings and affiliates are what the income that we receive from affiliated companies that are accounted for based on the equity method.

Alex Silverman:

Right.

Hubert King:

So, the—we had a couple of things that happened.  One, is that the—we had one surgery center that was a very profitable surgery center that had a buyout option, which is what created in 2013 the impairment when we switched them from the equity method to the cost method.  So, that caused that one very profitable surgery center to move out of earnings from income in affiliates and move into the other revenue category; so that was the single biggest thing.  But we saw, what I would call a variety of earnings.  Some of the surgery center’s earnings, while they were still profitable, went down compared to last year, so that is the main driver.

Alex Silverman:

I’m sorry.  I’m actually asking sequentially versus the September quarter where it was up, you know, 50%.  It was up $300,000.  Was that the addition of…?

Hubert King:

Well, that’s—well, let me—that surgery center that we were talking about exercised their option at the end of the third quarter…

Alex Silverman:

Yes.

Hubert King:

So they were—we still had a revenue stream coming from them through the third quarter and then in the fourth quarter that—we still manage them.  We just don’t get a percentage of their equity.

Alex Silverman:

Got it.  In the other expense column, up significantly, can you walk us through what that was about?

Hubert King:

Sure.  As we said, we’ve expanded our ancillary services significantly, particularly in the El Paso hospital, with regard to laboratory services and the way that that agreement works is that we outsource that toxicology testing.  We do it in our lab, but we outsource the equipment and the personnel to a reference laboratory and…

Alex Silverman:

Okay.

Hubert King:

We have to pay them a fee and, while we’ve seen a significant increase in our revenues related to that service, we also have had an increase in what we call purchased services or subcontracted services and that accounts for the majority of that increase.

Stanton Nelson:

Alex, let me just add to that.  I mean, it still is very profitable to—overall to our hospital, though.  Even though the expense item went up, it’s still a very profitable facility for us.

Alex Silverman:

Got it and then the decline—pretty material decline in salaries and benefits year-over-year.  What was behind that?

Hubert King:

I think the main driver is we’ve tried to do a good job and we’ve restructured our insurance package, so we’ve moved from fully insured to self insured and…

Alex Silverman:

Okay.

Hubert King:

At a significant pickup because, again, salary includes our health insurance benefits, et cetera.  We’ve also looked at our staffing models and implemented—which was part of our plan all along, implemented some productivity management models so that we’re beginning—we began, at least early in the second quarter in staffing based on projected surgical volumes.  So, people will come in and schedule their surgeries a week or two weeks out and we manage our staffing levels, which minimizes our overtime for cases; so we don’t staff a full OR if we’ve got a half a day worth of cases.  That accounts (cross-talking).

Alex Silverman:

Yes.

Hubert King:

With the improvement a reduction in our benefits cost explains that reduction.

Alex Silverman:

Got it.  Good blocking and tackling.

Hubert King:

Thank you, Alex.

Alex Silverman:

Thanks, guys.

Operator:

This concludes our question and answer session.  I’d like to turn the conference back over to Stanton Nelson for any closing remarks.

Stanton Nelson:

Thank you.  As you’ve heard, we’re very pleased with our performance in 2014 and we’re optimistic that 2015 will be even a better year for us.  I appreciate the opportunity to talk about our results for the fourth quarter and year-end 2014 and look forward to our next call to talk about our 2015 first quarter results.  Thank you for your time; appreciate it.

Operator:

The conference has now concluded.  Thank you for attending today’s presentation.  You may now disconnect.